Grant Thornton

Accountants and Business Advisors

      November 19, 2003

      Securities and Exchange Commission
      Washington, D.C. 20549

      Re:   Gilman & Ciocia, Inc.
            File No. 000-22996

      Dear Sir or Madam:

      We have read Item 4 of the Form 8-K/A of Gilman & Ciocia, Inc. dated November 5, 2003, and agree with the statements concerning our Firm contained therein.

      Very truly yours,


      /s/ Grant Thornton LLP

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